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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date earliest event reported): February 8, 2002


                                 WFS Financial Inc
              -----------------------------------------------------
               (Exact name of registrant as specified in charter)


        California                       33-93068                33-0291646
----------------------------           -----------           ------------------
(State or other jurisdiction           (Commission             (IRS employer
    of incorporation)                  file number)          identification no.)


               23 Pasteur, Irvine, California           92618
               --------------------------------------------------
               (Address of principal executive offices)(Zip code)


Registrant's telephone number, including area code: (949) 727-1002







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ITEM 5. OTHER EVENTS
                                                                February 8, 2002


                                                                      Lisa Capps
                                                              Investor Relations
                                                                   WFS Financial
                                                           Phone: (949) 727-1002
                                      Email: Investor_Relations@WFSFinancial.com


WFS FINANCIAL ANNOUNCES THE APPOINTMENT OF A NEW PRESIDENT

Irvine, CA: WFS Financial Inc (Nasdaq:WFSI) announced today that Tom Wolfe, its President will assume the added duties and titles of Chief Executive Officer of WFS Financial and President of Westcorp, the Company's ultimate parent, effective immediately.

Tom Wolfe has been with WFS Financial since April 1998 and has served as its President since March 1999. WFS Financial and Westcorp do not anticipate that there will be any significant changes in the current business activities or direction of the Companies.

Joy Schaefer, previous Chief Executive Officer of WFS Financial and President of Westcorp resigned to pursue other interests. "Joy will certainly be missed as her accomplishments and commitment to our organization were instrumental in creating the financial and professional successes we are most proud of today," commented Ernest Rady, Chairman of the Board of WFS Financial and Westcorp.

WFS is one of the nation's largest independent automobile finance companies. WFS specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. Information about WFS can be found at its Web site at http://www.wfsfinancial.com.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WFS FINANCIAL


Date: February 8, 2002                 /s/ Mark Olson
                                       ----------------------------------------
                                       Mark Olson, Senior Vice President
                                        and Controller




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